Exhibit 10.25
-------------

                          CHANGE IN CONTROL AGREEMENT
                          ---------------------------


     THIS CHANGE IN CONTROL AGREEMENT ("Agreement") is entered into effective July 13, 1999 by and between Burns International Services Corporation, a Delaware corporation (the "Company") and James F. McNulty (the "Executive"). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Schedule A hereto.

     In consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, both parties intending to be legally bound hereby, the Company and Executive hereby agree as follows:

     1.  Term of Agreement.  This Agreement shall terminate, except to the
         -----------------
extent that any obligation of the Company hereunder remains unpaid as of such time, upon the first to occur of (a) the termination of Executive's employment with the Company or (b) the second anniversary of the date of a Change in Control of the Company if Executive is employed by the Company upon such second anniversary.

     2.  Severance Benefits Upon Termination Following Change in Control.
         ---------------------------------------------------------------

     (a) If a Change in Control of the Company shall have occurred while Executive is still an employee of the Company, and Executive's employment with the Company is terminated during the two (2) year period following the date of such Change in Control by reason of a termination (1) by the Company without Cause, or (2) by Executive with Good Reason, Executive shall be entitled to the following severance benefits:

          (i) Within five (5) business days after the date of Executive's termination, the Company shall make a lump sum payment to Executive in an amount equal to the sum of (A) his accrued but unpaid annual base salary through the date of termination at the greater of the rate in effect at the time the Change in Control occurred or the rate in effect when the notice of termination was given, (B) an amount equal to 100% of Executive's Target Annual Bonus multiplied by a fraction, the numerator of which is the number of days in the fiscal year of the Company to which such Target Annual Bonus relates during which Executive was employed by the Company, and the denominator of which is 365, and (C) an amount equal to Executive's supplemental benefit compensation accrued but unpaid through the date of termination.

          (ii) Within thirty (30) days after the date of Executive's termination, the Company shall make a lump sum payment to Executive in an amount equal to two (2) times the sum of (A) Executive's annual base salary at the greater of the rate in effect at the time the Change in Control occurred or the rate in effect when the notice of termination was given, plus (B) Executive's Target Annual Bonus.

          (iii) Any outstanding options to purchase stock of the Company held by Executive as of the date of termination shall immediately vest and become exercisable in full.

          (iv) The restrictions on any shares of restricted stock held by Executive which have not yet terminated will terminate immediately.

          (v) Until the earlier of the second anniversary of the date of termination or the date on which Executive becomes employed by a new employer, the Company shall pay the reasonable costs of a reasonable outplacement service selected by Executive.

          (vi) Until the earlier of the second anniversary of the date of termination or the date on which Executive becomes employed by a new employer, the Company shall, at its expense, provide Executive and Executive's family members with medical, dental, life insurance, disability and accidental death and dismemberment benefits at the highest level provided to Executive and Executive's family members during the period beginning immediately prior to the Change of Control and ending on the date of termination, provided, however, that if Executive becomes employed by a
                     --------  -------
     new employer which maintains a major medical plan that either (i) does not cover Executive and Executive's family members with respect to a pre-existing condition which was covered under the Company's major medical plan, or (ii) does not cover Executive and Executive's family members for a designated waiting period, Executive's coverage under the Company's major medical plan shall continue (but shall be limited in the event of noncoverage due to a preexisting condition, to the preexisting condition itself) until the earlier of the end of the applicable period of noncoverage under the new employer's plan or the second anniversary of the date of termination.

          (vii) The Company shall pay any amounts previously deferred by Executive pursuant to any deferred compensation plan or arrangement maintained by the Company.

     (b) The payments provided for under this Section 2 shall be in addition to any non-severance compensation and benefits provided for under any of the Company's employee benefit plans, policies and practices or under the terms of any other contracts, but in lieu of any severance pay under any Company employee benefit plan, policy and practice or under the terms of any other contract including any employment contract.

     3.  Termination for Cause, Disability, and without Good Reason.  No
         ----------------------------------------------------------
compensation shall be payable under this Agreement in the event Executive's employment with the Company is terminated by reason of (1) a termination by the Company for Cause or for Disability, or (2) a termination by Executive without Good Reason. For purposes of this Agreement:

     (a) Disability.  The Company may terminate Executive's employment for
         ----------
"Disability" if, due to physical or mental illness or incapacity, Executive shall not have performed his duties with the Company on a substantially full-time basis for (i) six (6) consecutive months, or (ii) for a total of 180 days in any given period of twelve (12) consecutive months, but only if Executive shall not have returned to the full-time performance of his duties with the Company during the thirty (30) day period following the delivery by the Company of a written notice of termination for Disability.

     (b) Cause. The Company may terminate Executive's employment for any reason
         -----
whatsoever at any time during the term of this Agreement, with or without Cause. Any purported termination of employment by the Company for Cause shall be communicated by a written notice of termination to Executive setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. If Executive disputes the existence of Cause for any such termination, such termination shall not be considered effective and Executive's rights under this Agreement (excluding his right to terminate with Good Reason
                             ---------
under Section 3(c) hereof) shall continue until such dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     (c) Good Reason.  Executive may terminate his employment at any time
         -----------
during the term of this Agreement, with or without a Good Reason; provided
                                                                  --------
however that Executive may not
-------
terminate this Agreement for Good Reason during any period in which Executive is contesting a termination of Executive's employment by the Company for Cause. Executive's continued employment after the expiration of sixty (60) days from any action that would otherwise constitute Good Reason shall constitute a waiver of rights with respect to such action constituting Good Reason under this Agreement.

     4.  No Obligation To Seek Further Employment; Confidential Information.
         ------------------------------------------------------------------

     (a) Executive shall not be required to seek other employment, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer after the date of termination, or otherwise. Payments to Executive pursuant to this Agreement shall constitute the entire obligation of the Company for severance pay and full settlement of any claim for severance pay under law or in equity that Executive might otherwise assert against the Company or any of its employees, officers or directors on account of Executive's termination. In consideration for the protection and benefits provided for under this Agreement, Executive hereby agrees to execute a release, substantially in the form of Exhibit B hereto, of any claims for severance pay under law or in equity that Executive might otherwise assert as described in the preceding sentence.

     (b) Following the date of termination, Executive shall not disclose to any person, or use to the significant disadvantage of the Company or any of its affiliates, any Confidential Information; provided that nothing contained in this Section 4(b) shall prevent Executive from being employed by a competitor of the Company or utilizing Executive's general skills, experience, and knowledge, including those developed while employed by the Company.

     5.  Successors.  The Company will require any successor or assign (whether
         ----------
direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, or otherwise. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's estate.

     6.  Excise Taxes.
         ------------

     (a) In the event it shall be determined that any payment or benefit provided under Section 2 of this Agreement, together with any other payments or benefits Executive is entitled to receive by reason of a Change in Control of the Company or a termination of his employment with the Company (collectively, the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 ("Code") or any successor provision, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the "Excise Tax"), the Company shall pay Executive, at least 30 days prior to the time payment of any such Excise Tax is due, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax and any federal and state and local taxes imposed on the Gross-Up Payment, shall be equal to the Excise Tax imposed on the Payments.

     (b) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax, (1) the Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Executive the Payments (in whole or in part) do not constitute parachute payments or excess parachute payments or are otherwise not subject to the Excise Tax, (2) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the amount of "excess parachute payments" within the meaning of Section 280G(b)(1) (after applying clause (1) above), and
(3) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     (c) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of employment, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined. Executive shall notify the Company of any audit or review by the Internal Revenue Service of Executive's federal income tax return for the year in which a payment under this Agreement is made within ten (10) days of Executive's receipt of notification of such audit or review. In addition, Executive shall also notify the Company of the final resolution of such audit or review within ten (10) days of such resolution.

     7.  Miscellaneous.
         -------------

     (a) Amendments, Waivers.  No provisions of this Agreement may be modified,
         -------------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. Except as otherwise provided in
Section 3(c) hereof, no waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (b)  Validity.  The invalidity or unenforceability of any provisions of
          --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (c)  Confidentiality.  Executive agrees that unless Executive is otherwise
          ---------------
required by law to disclose this Agreement, Executive will keep the existence and terms of this Agreement completely confidential, and will not discuss the terms, amount, or existence of this Agreement with anyone other than Executive's spouse, attorneys or tax advisors, provided that these individuals also keep the existence, terms, and amount of this Agreement completely confidential.

     (d)  Fees and Expenses.  Company shall pay all reasonable legal fees and
          -----------------
related expenses (including the reasonable costs of experts, evidence and counsel), when and as incurred by Executive, as a result of contesting or disputing any termination of employment of Executive following a Change in Control, or enforcing the terms of this Agreement whether or not such contest or dispute is resolved in Executive's favor but only if Executive was seeking in good faith to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which Executive is or may be entitled to receive benefits.

     (e)  Survival of Obligations.  The obligations of Company under Sections
          -----------------------
2 and 6 hereof shall survive the expiration of the term of this Agreement.

     (f)  Governing Law.  The laws of Illinois shall be controlling in all
          -------------
matters relating to this Agreement.

     (g)  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement and this Agreement shall supersede any and all prior agreements, understandings or negotiations with respect to the subject matter hereof.

     (h)  Non-Exclusivity of Rights.  Except as explicitly modified by Section
          -------------------------
2(b) of this Agreement, nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by Company and for which Executive may qualify, nor shall anything herein limit or reduce such rights as Executive may have under any other agreements with Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of Company shall be payable in accordance with such plan or program.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.



EXECUTIVE:



_____________________________
James F. McNulty


BURNS INTERNATIONAL SERVICES CORPORATION


By___________________________________
  Name:   John A. Edwardson
  Title:  Chairman, President and
          Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                                  DEFINITIONS
                                  -----------

     "Cause" shall mean Executive's:

          (i) fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates thereof;

          (ii) substantial and wilful failure to render services in accordance with the terms of this Agreement, provided that (A) a demand for performance of services has been delivered to the Executive by the Board of Directors of the Company at least 30 days prior to termination identifying the manner in which such Board of Directors believes that the Executive has failed to perform and (B) the Executive has thereafter failed to remedy such failure to perform within thirty (30) days after delivery of such demand for performance;

          (iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

          (iv)  conviction of or plea of nolo contendere to a felony.

     "Change in Control" of the Company shall mean:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
     1934) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with items (1), (2) and (3) of clause (iii) of this definition; or

          (ii) A change in the composition of the Board of Directors of the Company (the "Board") such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such date (including the individuals who replace Donald Trauscht and J. Joe Adorjan in 1999 and the other two members of the Incumbent Board expected to resign in
     2000), whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60%, respectively, of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more, respectively, of the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     "Confidential Information" means any non-public information relating to the business plans, marketing plans, customers or employees of the Company or any of its subsidiaries or affiliates other than information the disclosure of which cannot reasonably be expected to adversely affect the business of the Company or its subsidiaries or affiliates.

     "Good Reason" shall mean any of the following which occurs subsequent to a
                                                                -------------
Change in Control of the Company without Executive's prior consent:

          (i) any adverse change in Executive's authorities, duties, responsibilities (including reporting responsibilities); the assignment to Executive of any duties or work responsibilities which are inconsistent with such authorities or responsibilities; or any removal of Executive from, or failure to reappoint or reelect him to any of such positions;

          (ii) a reduction in or failure to pay any portion of Executive's Annual Base Salary as in effect on the date of the Change in Control or as the same may be increased from time to time thereafter;

          (iii) the failure by Company to provide Executive with compensation and benefits (including, without limitation, incentive, bonus and other compensation plans and any vacation, medical, hospitalization, life insurance, dental or disability benefit plan), or cash compensation in lieu thereof, which are, in the aggregate, no less favorable than those provided by Company to Executive immediately prior to the occurrence of the Change in Control, other than an isolated, immaterial, and inadvertent failure not taken in bad faith and which are remedied by the Company promptly after receipt of a reasonable written notice thereof given by Executive;

          (iv) any material breach by Company of any provision of this Agreement;

          (v) Executive being required to relocate to a principal place of employment more than fifty (50) miles from his current place of employment; or

          (vi) the failure of Company to obtain a satisfactory agreement from any successor or assign of Company to assume and agree to perform this Agreement, as required in Section 5 hereof; or

Notwithstanding the above, a termination by Executive, at his own initiative, for any reason during the 30-day period immediately following the first anniversary of the Change in Control shall be deemed for all purposes of this Agreement to constitute a termination by Executive for Good Reason.

     "Target Annual Bonus" shall mean the bonus Executive could have earned under the Company's bonus program for [senior management] for the fiscal year of the Company in which his Date of termination occurs if the goals established in connection with such bonus program had been achieved at the "expected" level.

                                   EXHIBIT B
                                   ---------

                   SEPARATION AND GENERAL RELEASE AGREEMENT
                   ----------------------------------------

          This Separation and General Release Agreement ("Agreement") is made by and between Burns International Services Corporation, a Delaware corporation (the "Company"), and ___________________ ("Executive") on the ____ day of
__________.

          WHEREAS, Executive and the Company are parties to a Change in Control Agreement (the "CIC Agreement") dated July 13, 1999; and

          WHEREAS, in consideration for the protection and benefits provided for under the CIC Agreement, Executive agreed to execute this release of any claims under law or in equity that Executive might otherwise assert against the Company or any of its employees, officers or directors on account of Executive's termination of employment;

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, both parties intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

          1. Executive's employment in all positions and offices of the Company shall terminate effective as of ________________ ("Separation Date").

          2. Without limiting the scope of the releases contained in paragraph 5 below, Executive releases and discharges the Company from any claim for, and waives any further claim for, any bonus or other compensation in any form from the Company (including without limitation any base compensation, incentive compensation, discretionary incentive compensation, deferred compensation, severance compensation or any other form of compensation), except as provided in the CIC Agreement.

          3. Executive agrees that he will do nothing to impede a smooth transition to employees or other individuals designated by the Company of his responsibilities and shall provide the details concerning the projects and assignments in which he is and was involved. Executive will not disrupt the morale or productive working relationships of the employees, customers, vendors, and independent contractors of the Company.

          4. Executive represents that he has delivered to the Company all property of the Company and its customers, vendors, and independent contractors, including without limitation all money, checks, credit cards, papers, books, records, computer programs, data, keys, equipment, hardware, software, file back-up materials, diskettes, tapes, electronic databases and files, passwords or like materials in his possession or control and all copies thereof. The ownership and right of control of all reports, records, programs, data bases, processes and supporting documents prepared by, for or on behalf of Executive in connection with the performance of Executive's duties during his employment are vested exclusively in the Company and remain the exclusive property of the Company.

          5. For good and valuable consideration (including, but not limited to, the payments made or to be made under the CIC Agreement), the receipt and sufficiency of which is hereby acknowledged:

          a. Executive hereby releases and forever discharges the Company and any parent, subsidiary, affiliate or other entity related to the Company, as well as its or their predecessors, successors and assigns, shareholders, directors, officers, agents, representatives, servants, and employees, past, present and future, individually and collectively ("Released Parties"), from any and all claims, demands, causes of action or liabilities, that Executive ever had, or now has, or that his heirs, executors or administrators hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, suspected or unsuspected, arising out of or in any way connected with his employment and/or separation from the Company. Without limiting the generality of the foregoing and to the extent permitted by law, this release applies to any right that Executive has or may have to commence or maintain a charge or action or to recover pursuant to such a charge (regardless of the identity of the individual or entity commencing or maintaining such charge or action) alleging discrimination under any federal, state or local statute (whether before a court or an administrative agency), including without limitation, the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family and Medical Leave Act, and the Employee Retirement Income Security Act of 1974, and any right that Executive has or may have to commence or maintain a claim or action alleging wrongful termination, breach of contract, commission of tort, or any combination thereof, whether based in law or in equity. Executive agrees not to make, assert or maintain any charge, claim, demand or action that would be covered by this release.

               b. Executive understands that by releasing employment discrimination claims against the Released Parties, he also forever releases and discharges any right he may have to file or recover in a lawsuit he may bring himself on the same claims and also any right he may have to any relief that he might otherwise be entitled to as a result of any proceedings instituted by the Equal Employment Opportunity Commission or any other comparable enforcement authority.

               c. This release shall run to and be for the benefit of the Released Parties. This release shall run to and be binding upon Executive and his heirs and assigns.

               d. To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state or local agency or court against the Company regarding the matters covered by the release contained in this paragraph.

               e. This release and covenant not to sue shall not apply to (i) those continuing obligations, if any, of the Company under the CIC Agreement; (ii) any vested benefits provided under any retirement plan, 401(k), profit sharing plan and related ERISA excess plans, welfare benefit plans or other plans or arrangements to which Executive would otherwise be entitled pursuant to the terms of such plans or arrangements; (iii) any rights the undersigned may have solely as a security holder of any Released Party; and (iv) any rights to indemnification the undersigned may have under applicable law, the by-laws or certificate of incorporation of any Released Party, or as an insured under any D&O or liability insurance policy now, hereafter or previously in force.

          6. In the event Executive breaches any provision of this Agreement, it shall be deemed to constitute a failure of consideration, and the Company shall be relieved of all its obligations hereunder and under the CIC Agreement. Executive agrees to indemnify the Company from and against all liability, costs and expenses, including reasonable attorneys' fees, arising out of a breach of this Agreement. In view of the difficulty of determining damages in the event of any such breach, it is agreed that the Company will be entitled to liquidated damages in the amount of all payments made by the Company under this Agreement, plus reasonable attorneys' fees and court costs, if any, incurred by the Company in enforcing this clause.

          7. In the event the Company breaches any provision of this Agreement, it shall be deemed to constitute a failure of consideration, and Executive shall be relieved of all his obligations hereunder. The Company agrees to indemnify Executive from and against all liability, costs and expenses, including reasonable attorneys' fees, arising out of a breach of this Agreement.

          8. Executive agrees that neither this Agreement nor performance hereunder constitutes an admission by the Company of any violation of any federal, state or local law, regulation, common law, of any breach of any contract or any other wrongdoing of any type.

          9. This Agreement and the CIC Agreement constitutes the entire agreement between the parties. No modification of this Agreement or further modification of the CIC Agreement shall be valid unless signed by the party against whom such modification is sought to be enforced.

          10. Executive represents and agrees that (a) he fully understands his right to discuss all aspects of this Agreement with legal counsel and, to the extent he deems appropriate, he has fully availed himself of this right; and (b) he has carefully read and fully understands all the provisions of this Agreement and is voluntarily entering into the same.

          11. Executive acknowledges that this Agreement includes a waiver of any rights and claims arising under the Age Discrimination in Employment Act. Executive understands he is not waiving rights or claims that may arise after the date this Agreement is executed. Employee acknowledges that the consideration he is receiving in exchange for his waiver of the rights and claims specified herein exceeds anything of value to which he already is entitled. Executive acknowledges that he was advised in writing on __________ __, ____, to consult with an attorney prior to executing this Agreement. Executive acknowledges that he has entered into this Agreement knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice and counsel from his personal and/or legal counsel. Executive acknowledges that he was given a period of at least twenty-one (21) days within which to consider this Agreement and was so advised in writing on __________ __, ____. Executive understands that he may revoke this Agreement during the seven (7) days following the execution of this Agreement and that the Agreement shall not become effective or enforceable until that seven (7) day revocation period has expired.

          12. The provisions of this Agreement shall be construed in accordance with the internal laws, but not the laws of conflicts, applicable to agreements made in Illinois.

          IN WITNESS WHEREOF, the parties have executed this Separation and General Release Agreement on the date first written above.


                                        Burns International Services Corporation


                                        By: ___________________________
                                        Its ___________________________



                                        _______________________________
                                        Executive

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